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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HFS Incorporated on Form S-3 of our reports dated February 22, 1996 (February 28, 1996 as to Note 2A) and March 29, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K, for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
December 2, 1996